                                  Exhibit 10.9

                             401 NORTH BROAD STREET
                           PHILADELPHIA, PENNSYLVANIA

                               AMENDMENT TO LEASE

          AMENDMENT TO LEASE made as of this _______ day of December, 1996, by and between BROAD AND NOBLE ASSOCIATES, INC. having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 ("Landlord") and SUNGARD SERVICES COMPANY, having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 ("Tenant").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, reference is made to the Agreement of Lease, dated September 1, 1986 for a certain space on the Mezzanine (the "Mezzanine"), and the Agreement of Lease, dated April 12, 1984 for certain space on the sixth (6th) floor (the "Sixth Floor"), and the Amendment to Lease, dated November 18, 1992, for certain other space on the seventh (7th) floor (the "Seventh Floor Second Expansion Space", and "All Remaining Seventh Floor Space"), and the Amendment to Lease dated November 22, 1995 for certain space on the eighth (8th) floor (the "Suite 816"), with the respective Riders attached thereto (hereinafter collectively referred to as the "Leases"), demising certain in the building known as 401 North Broad Street, Philadelphia, Pennsylvania (the "Building"); and

          WHEREAS, the extended term of the Leases expires on December 31, 1999; and

          WHEREAS, Tenant finds the present space inadequate for its needs and Landlord is willing to accommodate expansion requirements of Tenant on the eighth floor of the Building; and

          WHEREAS, Landlord and Tenant desire to extend the Leases through December 31, 2004 on the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Expansion Spaces.
              ----------------

              (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord 50,000 square feet of space located on the eighth floor of 401 North Broad Street, Philadelphia, Pennsylvania (the "First Expansion Space"), as shown on the Eighth Floor plan attached hereto and made a part hereof as Exhibit "A", for a term of eight (8) years commencing January 1, 1997 and ending December 31, 2004; and (b) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the remaining 45,786 square feet of space located on the eighth floor of 401 North Broad Street, Philadelphia, Pennsylvania (the "Second Expansion Space") as shown on the Eighth Floor plan attached hereto and made a part hereof as Exhibit "A", for a term of seven (7) years commencing January 1, 1998 and ending December 31, 2004, all on the same terms and conditions as are in existence for the Sixth Floor, Mezzanine, Seventh Floor, and Suite 816 Leases except as modified by and as specifically set forth in this Amendment. Landlord hereby covenants to deliver to Tenant possession of the First Expansion Space and the Second Expansion Space, free and clear of any tenancies, commencing January 1, 1997 and January 1, 1998, respectively. Tenant will be responsible for obtaining permits and approvals for all construction which will be done in the Expansion Space to conduct Tenant's business thereon.

     2.   Extension of Term; Basic Rent.
          -----------------------------

          (a) Extension of Term.  The term of the Leases covering the Sixth
              -----------------
Floor, Mezzanine, Seventh Floor, and Suite 816, shall be extended for an additional five (5) years (the "Second Extended Term"). The Second Extended Term for the Leases shall commence on January 1, 2000 and expire on December 31, 2004.

              (i) Basic Rent.  The basic rent during the balance of the current
                  ----------
term and Second Extended Term shall be as follows:

                  A.  Mezzanine
                      ---------

                      1) For the period commending as of the date hereof and ending December 31, 1999, Tenant shall pay the same amount as basic rent for the Mezzanine as Tenant is currently paying in accordance with the Leases except that there shall be no cost of living increase in such basic rent during the years 1997, 1998 and 1999.

                      2) For the period commencing January 1, 2000 and ending December 31, 2004, Tenant shall pay for the Mezzanine the sum of $214,744.00 annually, payable in equal monthly installments, in advance, of $17,895.33 each.

                  B)  Sixth Floor
                      -----------


                      1) For the period commencing as of the date hereof and ending December 31, 1999, Tenant shall pay the same amount as basic rent for the Sixth Floor as Tenant is currently paying in accordance with the Leases except that there shall be no cost of living increase in such basic rent during the years 1997, 1998 and 1999.

                      2) For the period commencing January 1, 2000 and ending December 31, 2004, Tenant shall pay for the Sixth Floor the sum of $626,951.00 annually, payable in equal monthly installments, in advance, of $52,245.92 each.

                  C)  Seventh Floor
                      -------------

                      1) For the period commencing as of the date hereof and ending December 31, 1999, Tenant shall pay the same amount as basic rent for the Seventh Floor as Tenant is currently paying in accordance with the Lease except that there shall be no cost of living increase in such basic rent during the years 1997, 1998 and 1999.

                      2) For the period commencing January 1, 2000 and ending December 31, 2004, Tenant shall pay for the Seventh Floor the Sum of $631,930.00 annually, payable in equal monthly installments, in advance, of $52,660.83 each.

                  D)  First Expansion Space; Second Expansion Space.
                      ---------------------------------------------

                      1) For the First Expansion Space, for the period commencing January 1, 1997 and ending December 31, 2004. Tenant shall pay for the First Expansion Space the sum of $237,500 annually, payable in equal monthly installments, in advance, of $19,791.67 each.

                    2) For the Second Expansion Space, for the period commencing January 1, 1998 and ending December 31, 2004, Tenant shall pay for the Second Expansion Space the sum of $217,484 annually, payable in equal monthly installments, in advance, of $18,123.67 each.

               E)   Suite 816
                    ---------

                    1) For the period commencing as of the date hereof and ending December 31, 1999, Tenant shall pay the same amount as basic rent for Suite 816 as Tenant is currently paying in accordance with the Leases except that there shall be no cost of living increase in such basic rent during the years 1997, 1998 and 1999. Commencing January 1, 2000 and ending December 31, 2004, Tenant shall pay the sum of $6,812.00 annually, payable in monthly installments, in advance, of $567.67 each.

          (b) Each monthly payment of basic rent will be made on the first day of each and every calendar month during the Second Extended Term. Tenant will pay said rent to the Landlord, at the office of Landlord as indicated above or to such other part or to such other address as Landlord may designate from time to time by written notice to Tenant.

     3.   Repairs and Improvements.
          ------------------------

          (a) Landlord, at Landlord's sole cost and expense, shall be responsible for and shall perform the following repairs, replacements, construction, work and maintenance at the Building and the Leased Premises all in accordance with the following terms and conditions (collectively "Repairs and Improvements").

              (i) Within thirty (30) days of the date of this Amendment, Landlord, at Landlord's sole cost and expense, shall prepare or cause to be prepared and submitted to Tenant for Tenant's approval, by a reputable asbestos contractor, approved in writing by Tenant, a comprehensive plan, approved in writing as to scope of work for the removal of all asbestos in the Building. Within thirty (30) days of the date such plan for asbestos removal is delivered to and approved by Tenant, Landlord shall let such work out for bid by contractors approved by Tenant and/or Tenant's consulting engineer. Tenant shall have final approval of all final plans, specifications and materials of such asbestos removal and such removal shall be completed by Landlord, at Landlord's sole cost and expense, as soon as practicable but in no event later than December 31, 1997.

              (ii) Within ninety (90) days of the date of this Amendment, Landlord, at Landlord's sole cost and expense, shall prepare or cause to be prepared and submitted to Tenant for Tenant's written approval, by a reputable smoke detection company, a comprehensive early warning smoke detection system program, compliant with NFPA, the National Electric Code and all other federal, state and local bodies having jurisdiction over the Building with respect to fire, smoke and safety systems, for all floors currently tenant occupied in the Building and for the installation of said system as and when floors not currently occupied are occupied in the future. Such system shall contain fully programmable panels installed both in the Building and the Leased Premises and such smoke detection system shall be monitored twenty-four (24) hours a day, three hundred sixty-five (365) days a year by a professional, reputable offsite security agency. All spaces in the Building which are not leased or occupied as of the date hereof (whether or not such space or spaces have previously been leased, occupied or built out) shall either be fully alarmed in accordance with the program approved by Tenant or shall be gutted, cleared and maintained in broom clean condition. Within thirty (30) days such plan is delivered to and approved in writing by Tenant, Landlord shall let such work out for bid by contractors approved by Tenant and/or

Tenant's consulting engineer and Tenant shall have final approval of all final plans, specifications, materials and scope of such work. All work to be performed under this Paragraph shall be completed by Landlord, at Landlord's sole cost and expense, as soon as practicable but in no event later than December 31, 1997.

              (iii) Within thirty (30) days of the date of this Amendment, Landlord, at Landlord's sole cost and expense, shall prepare or cause to be prepared and submitted to Tenant for Tenant's written approval, by a reputable roofing company approved by Tenant, a comprehensive plan to replace the roof of the Building. The scope of the work, the contractor, materials and phasing of the work shall be approved by Tenant in writing. The roof, when completed, shall contain a full ten (10) year warranty as to materials and labor and a maintenance program shall be put into place by Landlord and approved in writing by Tenant so that the roof will be maintained free of leaks throughout the term of the Leases. The roof shall be completely replaced, at Landlord's sole cost and expense, as soon as practicable but in no event later than December 31, 1997.

              (iv) Within thirty (30) days of the date of this Amendment, Landlord shall prepare or cause to be prepared and submit to Tenant for Tenant's prior written approval, by a reputable elevator company, a plan for the replacement of the entire elevator systems in the shaft location of SunGard's choice not including rooftop machinery or the steel railing system, unless the railing system or parts thereof require repair or replacement, as determined by the approved elevator company. For every 100,000 square feet of space in the Building leased by Landlord after the date hereof, whether or not such leased space is contiguous, excluding the Eighth Floor, Landlord shall also replace an additional elevator system until all lobby elevator systems have been replaced in full. Tenant shall approve in writing, the plans and specifications of the work, the scope of the work, contractor, phasing of the work and all materials to be used in replacing the elevator systems as described herein. Tenant, at Tenant's sole cost, will refurbish the interior cab of each elevator as each elevator system is replaced. The initial elevator system of SunGard's choice to be replaced by Landlord pursuant to this Paragraph shall be completed by Landlord, at Landlord's sole cost and expense, as soon as practicable but in no event later than December 31, 1997.

          (b) Landlord shall prepare and submit for Tenant's approval a plan to maintain all systems, items repaired and replaced pursuant to the foregoing Paragraphs. All work to be performed by Landlord or Landlord's contractors hereunder shall be performed in a good and workmanlike manner, all contracts for the work shall be approved in writing by Tenant and Tenant and Tenant's agents and consultants shall have the right to inspect all work as it progresses and to approve or disapprove same.

     4.   Financing of Repairs and Improvements.
          -------------------------------------

          (a) Tenant agrees to finance for Landlord an amount up to the sum of Two Million Four Hundred Thousand Dollars ($2,400,000) for the sole purposes of paying the actual costs of performing and installing the Repairs and Improvements to the Premises and Building. Tenants shall lend to Landlord such costs by paying the contractors, suppliers or consultants designated by Landlord, from time to time during the progress of the Repairs and Improvements (but not more than once per month) within thirty (30) days after receipt from Landlord of:

              (i) supporting documentation thereof approved by Tenant, accompanied by a certification of the architect, contractor or other consultant supervising the work, stating that the portion of the work for which Landlord is applying for payment has been completed substantially in accordance with the plans and specifications approved by Tenant;

              (ii) itemized bills for labor and materials constituting portions of the Repairs and Improvements submitted by the contractors, suppliers or consultants of the services or materials rendered, such bills shall have been marked "paid" by the contractor, supplier or consultant;

              (iii) waivers of liens evidencing the payment of any prior work performed and materials supplied for which Landlord previously applied for payment, executed and acknowledged by the contractors, suppliers and consultants which are entitled by statute to file mechanics' liens; and

              (iv) with respect to the final request for payment, "as-built" plans and specifications for such Repairs and Improvements.

          (b) Interest shall accrue on the outstanding principal balance advanced by Tenant to Landlord hereunder at the "prime rate" or "prime lending rate" as those terms are hereinafter defined. Interest shall be calculated on the basis of a three hundred sixty (360) day year and shall be payable monthly in arrears on the first day of each month, based on the actual number of days elapsed at the per annum rate specified above. The term "prime rate" or "prime lending rate" shall be the rate of interest announced in The Wall Street Journal on December 31 of each year. Changes in the interest rate, hereunder, shall be effective on January 1, of each year amounts advanced by Tenant to Landlord are outstanding.

          (c) Landlord shall only be permitted to draw advance from Tenant from January 1, 1997 through December 31, 1997 up to a maximum amount of Two Million Four Hundred Thousand Dollars ($2,400,000).

          (d) Advances made by Tenant to Landlord shall be repaid monthly commencing January 1, 1998 and thereafter through December 31, 2004 based upon a seven year amortization schedule.

          (e) Commencing January 1, 1998 and monthly thereafter through December 31, 2004, Tenant shall receive and be entitled to set-off against basic rent, the monthly amount of principal and interest due from Landlord hereunder until said amount is paid in full.

     5.   Right of First Refusal to Purchase Building.  If, during the term of
          -------------------------------------------
this Lease, Landlord shall receive a bona fide offer acceptable to it for the purchase of the Building, Tenant shall have a continuing right to purchase the same upon the terms and conditions as are contained in the said offer, such right to be exercised in the manner provided for herein. Landlord shall notify Tenant in writing of the receipt of such offer and terms thereof, the notice to be accompanied by an agreement of sale embodying the terms of the offer, and within ten (10) business days after the receipt of such notice (such time to be of the essence) Tenant shall, if it desires to purchase the Building, deliver to Landlord Tenant's written agreement legally binding Tenant to make such purchase on such terms, and shall further deliver to Landlord the payment, if any, on account of the sale in the amount specified in such offer. Tenant's failure to make and deliver such agreement and payment within such ten (10) business days shall result in the termination of this Right of First Refusal and Landlord may consummate the transaction in accordance with the terms of the bona fide offer submitted to Tenant. However, if settlement under the bona fide offer is not completed within three (3) months from the date such offer is submitted to Tenant, Landlord shall be obligated to follow the procedures and provisions of this Paragraph 5 with respect to any subsequent bona fide offers to purchase the Building acceptable to Landlord.

     6.   Renewal Options.  Provided Tenant is not in default hereunder, Tenant,
          ---------------
upon not less than twelve (12) months prior written notice in each instance, shall have the option to renew the Leases for three (3) additional terms (the "Additional Terms") of five (5) years each. The terms and conditions of each Additional Term shall remain unchanged except for the basic rent which shall be determined as follows:

              (i) Commencing January 1, 2005 and commencing on the first day of each Additional Term thereafter, Tenant shall pay adjusted basic rent ("Adjusted Basic Rent") for the Leased Premises in the amounts determined in accordance with the following provisions.

                    1)  Within three hundred (300) and two hundred fifty-five
(255) days prior to January 1, 2005 (or the completion of ten (10) and fifteen
(15) years after the commencement of the Second Extended Term), Landlord and Tenant shall agree on a new monthly basic rent for the Leased Premises, using, as a guide, rental values for comparable buildings within a radius of one mile of 401 North Broad Street, which basic rent, if agreement is reached, shall be the new basic rent for the period following December 31, 2004, or the subheading of five (5) years of the Additional Term. If the parties are unable to agree on a basic rent within three hundred (300) and two hundred fifty-five (255) days prior to the beginning of the basic rent for the period for which rent is then being determined, the parties agree to submit this issue of basic rent to appraisal by Landlord's and Tenant's appraisers holding MAI designations, as follows, Landlord and Tenant shall each appoint an MAI appraiser to appraise the basic rent of the Leased Premises for the relevant period. The appraisers shall consult with each other and attempt to produce an agreed, joint written appraisal. If the appraisers determine that they are unable to agree on the basic rent of the Leased Premises, they shall render separate written appraisals and then jointly select a third appraiser who holds an MAI designation who shall be charged with rendering a final, binding written appraisal of the basic rent; provided, however, that the value established by the third appraiser shall not be less than the lower of the two prior appraisals or higher than the higher of the prior two appraisals. In the case of appraisals rendered for any Additional Term, the appraisers shall complete all appraisals no later than one hundred eighty-five (185) days before the expiration of the then current term. The appraisers shall be guided by the basic rent of "comparable buildings", "Comparable buildings" is intended to mean those buildings similar in quality, character, age and nature to the present building containing the Leased Premises located within one mile radius of the Building, containing approximately the same space as the Leased Premises with typical truck access and loading docks, high quality but in all respects standard features such as HVAC, electric, plumbing, telephone and office area finishes. The appraisers shall not consider the value of Tenant's over-improvements and specialized business build-out and finishes in their appraisals. The joint, agreed decision of the original appraisers or, if there is no agreed appraisal, the decision of the third appraiser, shall be final and binding upon the parties. In no event shall the basic rent for January 1, 2005, through the end of the fifth (5th) year of any five (5) year Additional Term be lower than the highest basic rent for any period. Should the appraisal process for any rental period after January 1, 2005, of the term result in a decision which comes after the beginning of a new rental period, an increase, if any, in the monthly basic rent shall be retroactive to the month in which the new period began. During the pendency of appraisal, Tenant shall continue to make monthly payments and shall make up any difference resulting from an increase in basic rent within ten (10) days of Landlord's written request. Should the appraisal decision regarding any Additional Term basic rent be delayed because of Landlord fault to a date less than one hundred eighty-five (185) days before the expiration of the then current term or Additional Term, Tenant shall have the right to exercise its renewal options as described in this Paragraph on the then current terms and conditions, including, without limitation, the then current basic rent and the further right to rescind such election by written notice to Landlord within five
(5) business days of receipt of the final appraisal decision.

     7.   Operating Expenses.  With respect to the Eighth Floor only, Paragraphs
          ------------------
3(b) and 3(c) of the Leases are hereby amended to provide that the Base Real Estate Taxes and Base Operating Charges for (a) the First Expansion Space shall each be based on the calendar year 1997; and (b) the Second Expansion Space shall each be based on the calendar year 1998. The percentage of increases allocable to the First Expansion Space will be 3.87% and the percentage of increase is allocable to the Second Expansion Space will be 3.54%. The method of computation will be the same as stated in Paragraphs 3(b) and 3(c) of the Leases.

     8.   Captions.  The captions contained herein are not a part of this
          --------
Amendment and are included solely for the convenience of the parties hereto.

     9.   No Other Charges.  Except as herein expressly modified,all of the
          ----------------
terms, covenants and conditions of the Leases shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Lease as of the day and year first above written.

                                        BROAD AND NOBLE ASSOCIATES, INC. a
                                        ---------------------------- corporation


                                       By: /s/ Allan Stillman
                                          -------------------------------------
                                             Title:  Pres.


                                       Attest: /s/ Phyllis Docket
                                              ---------------------------------
                                                 Title:  Comptroller

                                                   [CORPORATE SEAL]



                                        SUNGARD SERVICES COMPANY


                                       By: /s/ William J. Flounders
                                          -------------------------------------
                                              Title:  SVP


                                       Attest: /s/ Debra Stehman
                                              ---------------------------------
                                                  Title:  VP-Controller

                                                   [CORPORATE SEAL]